UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 4, 2015

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-917-1921

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On the dates set forth in the table below, OWC Pharmaceutical Research Corp. (the "Registrant") issued and sold restricted units consisting of one shares of common stock and one warrant to purchase one share of common stock at $0.25 per shares until November 17, 2015. The units were sold in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D or Regulation S promulgated by the Securities and Exchange under the Act.

Name of Issuee	Date of Issuance	Bases for Issuance	Cash Consideration	Units Issued
Nissim Atias	11/17/2014	Subscription Agreement	$0.15 per share	166,667
Ido Glazer	11/17/2014	Subscription Agreement	$0.15 per share	66,667
Guy Abraham	11/17/2014	Subscription Agreement	$0.15 per share	43,426
Guy Elad	11/17/2014	Subscription Agreement	$0.15 per share	61,666
Sara Leibovitz	11/17/2014	Subscription Agreement	$0.15 per share	66,667
Shem Tov and Claudia Calvo	11/17/2014	Subscription Agreement	$0.15 per share	1,030,000
Michal and Rafi Farjun	11/17/2014	Subscription Agreement	$0.15 per share	333,333
Shay Kahlon	11/17/2014	Subscription Agreement	$0.15 per share	43,859
Moshe Ashkenazi	11/17/2014	Subscription Agreement	$0.15 per share	350,877
Total Units Issued				2,163,162
OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: March 4, 2015